UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 29, 2023, Avadel CNS Pharmaceuticals, LLC (“Avadel CNS”), an indirect wholly-owned subsidiary of Avadel Pharmaceuticals plc (the “Company”), the Company and each guarantor party thereto, and certain entities that have engaged RTW Investments, LP to serve as investment manager (“RTW”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”).

Pursuant to the Royalty Purchase Agreement, Avadel CNS sold to RTW the right to receive certain royalty payments from Avadel CNS (up to a 2.5x return on RTW’s investment) for a purchase price of up to $75.0 million in cash. RTW agreed to pay Avadel CNS: (a) $30.0 million upon (i) amendment of the Company’s existing convertible notes, (ii) receipt of U.S. Food and Drug Administration approval of LUMRYZTM, (iii) the first shipment of LUMRYZ, and (iv) other customary closing conditions (“Tranche 1 Payment”), and (b) $45.0 million, at Avadel CNS’s election, if the Company’s quarterly net revenue equals or exceeds $25.0 million for any single quarter through and including the second quarter of 2024 (“Tranche 2 Payment”), subject to customary closing conditions. If Avadel CNS elects not to receive the Tranche 2 Payment on or prior to August 31, 2024, the option to receive the Tranche 2 Payment will expire. Under the Royalty Purchase Agreement, RTW is entitled to receive royalties at a rate of 3.75% on net sales of LUMRYZ if the Tranche 1 Payment is made or 7.50% if both the Tranche 1 Payment and Tranche 2 Payment are made.

Under the Royalty Purchase Agreement, Avadel CNS has agreed to specified affirmative and negative covenants, including without limitation covenants regarding periodic reporting of information by Avadel CNS to RTW, audit and inspection covenants, and certain restrictions on the ability of Avadel CNS or any of its subsidiaries to incur indebtedness (which restrictions are eliminated after the achievement by RTW of a specified return on its investment). The Royalty Purchase Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

Following satisfaction of all required closing conditions with respect to the Tranche 1 Payment, on August 1, 2023 Avadel CNS received the Tranche 1 Payment from RTW.

The foregoing summary of the Royalty Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement filed as an exhibit to the Current Report on Form 8-K/A filed by the Company on March 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary